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                                                                      EXHIBIT 21


                       El PASO PRODUCTION HOLDING COMPANY
                                 OWNERSHIP LIST
                             AS OF SEPTEMBER 9, 2004


            ENTITY NAME                                OWNER                      % OWNERSHIP
-------------------------------------     ----------------------------------      -----------
El Paso Production Company (DE)           El Paso Production Holding Company            100
El Paso Production GOM Inc. (DE)          El Paso Production Holding Company            100
El Paso Energy Raton Corporation (DE)     El Paso Production Company                    100
Black Warrior Methane Corp. (AL)          El Paso Production Company                     50
                                          Unaffiliated Parties                           50
Black Warrior Transmission Corp. (AL)     El Paso Production Company                     50
                                          Unaffiliated Parties                           50